As filed with the Securities and Exchange Commission on September
13, 1995

                                       Registration No. 33-


=================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                         -------------------
                              FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                         -------------------

                      FOODBRANDS AMERICA, INC.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)

       Delaware                                 13-2535513
---------------------------------               -----------
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

               2601 Northwest Expressway, Suite 1000W
                    Oklahoma City, Oklahoma 73112
         ---------------------------------------------------
         (Address of Principal Executive Offices) (Zip Code)

                      FOODBRANDS AMERICA, INC.
                      1992 STOCK INCENTIVE PLAN
                      -------------------------
                      (Full title of the plan)

                           Bryant P. Bynum
                      Foodbrands America, Inc.
               2601 Northwest Expressway, Suite 1000W
                    Oklahoma City, Oklahoma 73112
               ---------------------------------------
               (Name and address of agent for service)

                           (405) 879-5500
    -------------------------------------------------------------
    (Telephone number, including area code, of agent for service)

                             Copies to:
Kevin R. Sweeney, Esq.             W. Chris Coleman, Esq.
Shook, Hardy & Bacon P.C.          McAfee & Taft
One Kansas City Place              Two Leadership Square
1200 Main Street                   Tenth Floor
Kansas City, Missouri 64105        Oklahoma City, Oklahoma 73102

                   -------------------------------

                        CALCULATION OF REGISTRATION FEE
=================================================================
                               Proposed     Proposed
                               maximum      maximum
Title of           Amount      offering     aggregate  Amount of
securities         to be       price per    offering registration
to be registered registered<F1> unit<F2>    price<F2>   fee
-----------------------------------------------------------------
Common Stock, par
value $.01 per share.1,090,000   $14.50     $15,805,000  $5,450
=================================================================

<F1>     This Registration Statement relates to an additional
1,090,000 shares of Common Stock to be covered by the Foodbrands America, Inc. 1992 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>     Estimated pursuant to Rule 457(h) of the Securities Act
of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on September 8, 1995.

                          EXPLANATORY NOTE

         This Registration Statement relates to an amendment to the Plan approved by the stockholders of Doskocil Companies Incorporated ("Doskocil") at Doskocil's 1995 Annual Meeting of Stockholders pursuant to which the number of shares of Common Stock authorized to be issued under the Plan was increased from 810,000 to 1,900,000. On May 16, 1995, Doskocil was merged with and into Foodbrands America, Inc. (the "Company"), with the Company as the surviving entity.

         The contents of the Registration Statement on Form S-8 (File No. 33-45974) filed with the Securities and Exchange Commission (the "Commission") on March 4, 1992, including Post-Effective Amendment No. 1 thereto filed May 18, 1993 and Post-Effective Amendment No. 2 thereto filed June 13, 1995, and the Registration Statement on Form S-8 (File No. 33-59331) filed with the Commission on May 15, 1995, including Post-Effective Amendment No. 1 thereto filed June 13, 1995 (collectively, the "Prior Registration Statements"), are hereby incorporated by reference.

         This Registration Statement includes information required in this Registration Statement that was not included in the Prior Registration Statements.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Doskocil and the Company with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

    1. Doskocil's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including Amendment No. 1 thereto filed with the Commission on May 12, 1995.

    2. The Company's Quarterly Reports on Form 10-Q for the period ended April 1, 1995 and for the period ended July 1, 1995.

    3.   Doskocil's Current Reports on Form 8-K dated March 7,
1995 and April 29, 1995, and the Company's Current Reports on
Form 8-K dated May 16, 1995 and June 6, 1995.

    4. Doskocil's Report on Form 10-C filed with the Commission on May 17, 1995.

    5. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-B filed with the
Commission on May 17, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 8.  EXHIBITS.

    Number
    ------
     4.1      Certificate of Incorporation of Registrant
(incorporated by reference to Exhibit 3.1 to Registration
Statement on Form 8-B filed by the Registrant on May 17, 1995)

     4.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement on Form 8-B filed by the
Registrant on May 17, 1995)

     5.1      Opinion of Shook, Hardy & Bacon P.C.

    15.1 Letter regarding unaudited interim financial information executed by Coopers & Lybrand L.L.P.

    23.1      Consent of Coopers & Lybrand L.L.P.

    23.2      Consent of Shook, Hardy & Bacon P.C. (contained in
Exhibit 5.1).

    24.1 Power of Attorney (contained on signature pages hereto).

    99.1      Amendment Number Two to the Doskocil Companies
Incorporated 1992 Stock Incentive Plan


                             SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on September 13, 1995.

                                  FOODBRANDS AMERICA, INC.


                                  By: __________________________
                                       R. Randolph Devening,
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer

                          POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Brady and Bryant P. Bynum and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





SIGNATURE                  TITLE                   DATE
---------                  -----                   ----

/s/ R. Randolph Devening  Chairman of the      September 13, 1995
------------------------  Board, President,
R. Randolph Devening      Chief Executive Officer
                          and Director (Principal
                          Executive Officer)

/s/ Horst O. Sieben      Senior Vice President September 13, 1995
------------------------ and Chief Financial
Horst O. Sieben          Officer (Principal
                         Financial Officer)

/s/ William L. Brady     Vice President        September 13, 1995
------------------------ and Controller
William L. Brady         (Principal Accounting
                          Officer)


/s/ Dort A. Cameron III  Director              September 13, 1995
------------------------
Dort A. Cameron III

/s/ Terry M. Grimm       Director              September 13, 1995
------------------------
Terry M. Grimm

/s/ Paul S. Levy         Director              September 13, 1995
------------------------
Paul S. Levy

/c/ Angus C. Littlejohn, Jr.  Director         September 13, 1995
------------------------
Angus C. Littlejohn, Jr.

/s/ Paul W. Marshall     Director              September 13, 1995
------------------------
Paul W. Marshall
                       INDEX TO EXHIBITS

Exhibit
  No.                                                   Page

  5.1 -Opinion of Shook, Hardy & Bacon P.C.............   11

 15.1 -Letter regarding unaudited interim financial....   13
       information executed by Coopers & Lybrand L.L.P.

 23.1 -Consent of Coopers & Lybrand L.L.P..............   14

 99.1 -Amendment Number Two to the Doskocil Companies
       Incorporated 1992 Stock Incentive Plan..........   15